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                   CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP

            We consent to the reference to our firm under the heading "Fund History and Additional Information -- Counsel" in the statement of additional information included in Post- Effective Amendment No. 9 to the Registration Statement on Form N-1A for GE Institutional Funds (File Nos. 333-29337, 811-08257). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                    SUTHERLAND ASBILL & BRENNAN LLP


                                    By: /s/ David S. Goldstein
                                        ----------------------
                                        David S. Goldstein

Washington, D.C.
January 24, 2000